Ernst & Young LLP
Sears Tower
233 South Wacker Drive
Chicago, IL  60606-6301
Phone:	312-879-2000
www.ey.com

September 8, 2006
Securities and Exchange Commission
100 F Street N.E.
Washington, DC 20549

We have read Item 77K of Form N-SAR for the period ended June 30, 2006, of ICAP Funds,
Inc. and are in agreement with the
statements contained in the first
four paragraphs therein. We have
no basis to agree or disagree with
other statements of the registrant
contained therein.

ERNST & YOUNG LLP